SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     August  , 2003



AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)



           Delaware                0-11720                 52-120640
(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer
        of Incorporation)                              Identification No.)


3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)


                                   (704) 377-
2109
 (Registrant's Telephone Number, Including Area Code)



Item 2.	Acquisition or Disposition of Assets.
	On August 14, 2003, Air T, Inc. completed the previously announced sale of its Mountain Aircraft Services, LLC (MAS) subsidiary to Mountain Aircraft Services Acquisition, Inc. through the sale of certain assets (including identified equipment, inventory and contract rights), the name (Mountain Aircraft Services) and the ongoing company operations for a total consideration of $1,850,000, subject to adjustment based on closing date inventory. Of this amount, $1,550,000 was paid in cash and the remainder was paid by delivery of a promissory note payable in monthly installments over a five-year period. Mountain Aircraft Services Acquisition, Inc. is a corporation formed for the purpose of acquiring these assets. Michael P.
Marsh is the President and a part owner of Mountain Aircraft Services Acquisition, Inc. Mr. Marsh has served as Vice President and General Manager of MAS since its founding. In connection with the transaction, the parties entered into a consignment agreement for the consignment sale by Mountain Aircraft Services Acquisition, Inc. of the inventory of MAS not purchased by Mountain Aircraft Services Acquisition, Inc.
	Air T's consolidated financial statements included in its Annual
Report on Form 10-K for the year ended March 31, 2003 and in its Quarterly Report on Form 10-Q for the period ended June 30, 2003 reflect the MAS assets as held for sale and reclassify the net operations of MAS as discontinued operations, net of tax, for all periods presented.

Item 7.	Financial Statements and Exhibits.
(a)	Financial Statements
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Exhibits
2.1	Asset Purchase Agreement dated as of August 14, 2003
between Mountain Aircraft Services, LLC and Mountain
Aircraft Services Acquisition, Inc.*
* Schedules and exhibits have been omitted. The Registrant agrees to provide the omitted schedules and exhibits to the Securities and Exchange Commission upon request.




SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2003

	AIR T, INC.


	By:	/s/ John J.
Gioffre____________________________
		John J. Gioffre, Secretary






Exhibit Index


Exhibit
Description

Exhibit
2.1
Asset Purchase Agreement dated as of August 14, 2003 between Mountain Aircraft Services, LLC and Mountain
Aircraft Services Acquisition, Inc.





Exhibit 2.1
ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT is made as of August 14, 2003 by and between MOUNTAIN AIRCRAFT SERVICES, LLC, a limited liability company formed under the laws of North Carolina ("Seller"), MOUNTAIN AIRCRAFT SERVICES ACQUISITION, INC., a North Carolina Corporation ("Buyer"), and, solely for purposes of Sections 3.2, 4.4(a), 4.11 and 4.13 hereof, AIR T, INC., a Delaware corporation ("Air T").
Background Statement
Seller engages in the business of acquiring, warehousing, marketing and brokering aircraft parts and managing the overhaul, repair and logistical support of aircraft parts on behalf of customers (the "Business"). Seller desires to sell certain assets used by Seller in the Business, and Buyer desires to acquire such assets and operate the Business.
SECTION 1
SALE AND PURCHASE
1.1	Sale and Transfer of Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell and deliver to Buyer, and Buyer shall purchase and acquire from Seller, the following assets ("Acquired Assets"):
(a)	the Inventory identified as Acquired Inventory on Schedule
1.1(a).
(b)	the forklift, vehicles, shelving, storage racks, computers,
office equipment, office furniture and incidental equipment of Seller that is used primarily in the Business and identified on Schedule 1.1(b) (the "Equipment").
(c)	the trade name Mountain Aircraft Services and all goodwill of
Seller in the name Mountain Aircraft Services; (The parties acknowledge that Seller shall retain all rights in and to the name Mountain Air Cargo and all goodwill therein.).
(d)	business records associated with the Acquired Assets including without limitation all invoices, "trace documents", certificates (serviceability tags affixed to parts), purchase records and sales records;
(e)	those contracts identified on Schedule 1.1(e) (the "Assumed
Contracts"); provided, however, that if any of the Assumed Contracts cannot be assigned due to Seller's inability to obtain consent to assignment from any Person whose consent is required in order to assign such Assumed Contract, then Seller, in full satisfaction of its obligations to assign and transfer such Assumed Contracts to Buyer, shall use commercially reasonable efforts to provide Buyer substantially the same benefits under such Assumed Contracts as Buyer would have received upon an assignment thereof.
1.2	Assumption of Obligations.  Seller will execute and deliver to
Buyer an assignment and assumption agreement in substantially the form of Exhibit B (the "Assignment and Assumption Agreement"), pursuant to which Buyer shall assume and discharge those debts, obligations and liabilities of the Business set forth therein. Except to the extent provided in the Assignment and Assumption Agreement, no debts, obligations, or liabilities of any kind or description are assumed by Buyer in connection with this transaction, including, without limitation, warranty claims in respect of products manufactured and/or sold by Seller prior to the Closing Date or claims for personal injury or property damage caused by defects in design, construction or workmanship in respect of products manufactured and/or sold by Seller prior to the Closing Date.
1.3	Price and Payment.
(a)	Price.  The purchase price  for the assets to be acquired by
Buyer hereunder shall be the sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) plus (A) the product of the Adjustment Ratio and the amount, if any, by which the book value of the Acquired Inventory is greater than the Target Inventory Value, or minus (B) the product of the Adjustment Ratio and the amount, if any, by which the book value of the Acquired Inventory is less than the Target Inventory Value (the "Purchase Price").
(b)	Payment.
(i)	At the Closing, Buyer shall pay and deliver to Seller the
Purchase Price, the amount of which, up to One Million Five Hundred
Fifty Thousand Dollars ($1,550,000.00) (the "Cash Portion of the
Price") shall be paid by wire transfer (to an account specified by
Seller in a writing prior to the Closing) and the balance of which shall be paid according to the terms of a promissory note in substantially the form of Exhibit E (the "Promissory Note") to be delivered to Seller at Closing.
(ii)	At the Closing, Buyer and Seller shall prorate to the date
of closing rents (both received and receivable and paid and payable)
with respect to those portions of the Facilities subleased to Buyer under the terms of this Agreement.
SECTION 2
CLOSING
2.1	Time and Place.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on August 14, 2003 at the offices of Seller at 2340 John Mewborne Road, Kinston, North Carolina, or at such other date and place as shall be fixed by agreement by Seller and Buyer (the date of the Closing being herein referred to as the "Closing Date").
2.2	Deliveries by Seller.  Subject to the terms and conditions
hereof, at the Closing, Seller shall execute and deliver to Buyer the following:
(a)	a bill of sale substantially in the form of Exhibit A (the "Bill of Sale") together with such certificates of title, assignments, or other documents as may be reasonably necessary or desirable to fully vest in Buyer the complete and entire title to each and every Asset provided hereunder to be transferred by Seller to Buyer, all such documents to be in form reasonably satisfactory to counsel for Buyer;
(b)	the Assignment and Assumption Agreement substantially in the form of Exhibit B together with those consents identified in Schedule 2.2(b);
(c)	a consignment agreement substantially in the form of Exhibit C
(the "Consignment Agreement");
(d)	a certificate, dated as of the Closing Date and in a form
reasonably acceptable to Buyer, executed by a duly authorized officer of Seller certifying (i) that all conditions to Closing set forth in Section 5.2(a) - (c) have been satisfied, and (ii) as to the incumbency and signature of the officers of Seller executing any agreements or documents in connection with the transactions contemplated by this Agreement;
(e)	a certificate, dated as of the Closing Date and in a form
reasonably acceptable to Buyer, executed by a duly authorized officer of Air T, certifying as to the incumbency and signature of the officers of Air T executing this Agreement.
(f)	a list of all accounts receivable of Seller in respect of the
Business as of the Closing Date; and
(g)	an opinion of counsel for Seller, addressed to Buyer, dated the
Closing Date, in form and of substance reasonable satisfactory to counsel for Buyer, stating that:
Seller is a limited liability company duly formed and in
existence under the laws of the State of North Carolina and has active status as a foreign limited liability company in the State of Florida.
Air T is a corporation duly incorporated, in good standing and having a legal corporate existence under the laws of the State of
Delaware and has obtained a certificate of authority from the
Secretary of the State of North Carolina.
Seller has full power and authority to make, execute, deliver and perform its obligations under this Agreement.
Air T has full power and authority to make, execute, deliver and perform its obligations under this Agreement.
Seller has authorized the execution, delivery and performance of its obligations under this Agreement and Seller's Closing
Document by all necessary company action on its part and has duly executed and delivered this Agreement.
Air T has authorized the execution, delivery and performance of its obligations under this Agreement by all necessary corporate action on its part and has duly executed and delivered this
Agreement.
The execution and delivery by Seller of this Agreement and
Seller's Closing Documents and the performance by Seller of its obligations thereunder do not violate its certificate of
organization or operating agreement.
The execution and delivery by Air T of this Agreement and the performance by Air T of its obligations thereunder do not violate its certificate of incorporation or bylaws.
This Agreement and Seller's Closing Documents constitute the legal, valid and binding obligation of Seller, enforceable
against Seller in accordance with their terms.
This Agreement constitutes the legal, valid and binding
obligation of Air T, enforceable against Air T in accordance with its terms.
2.3	Deliveries by Buyer.  Subject to the terms and conditions hereof, at the Closing, Buyer shall pay or execute and deliver to Seller the following:
(a)	the Cash Portion of the Price pursuant to Section 1.4(b)(i), by wire transfer of immediately available funds;
(b)	the portion of the current month's rent for the Facilities to be paid by Seller pursuant for the Section 1.3(b)(ii).
(c)	the assignment and assumption agreement substantially in the form of Exhibit B;
(d)	the Promissory Note substantially in the form of Exhibit D;
(e)	a Security Agreement substantially in the form of Exhibit E (the
"Security Agreement");
(f)	a consignment agreement substantially in the form of Exhibit C
(the "Consignment Agreement");
(g)	a certificate, dated as of the Closing Date and in a form
reasonably acceptable to Seller, executed by a duly authorized officer of Buyer certifying (i) that all conditions to Closing set forth in Section 5.1(a) - (c) have been satisfied, and (ii) as to the incumbency and signature of the officers of Buyer executing any agreements or documents in connection with the transactions contemplated by this Agreement; and
(h)	an opinion of counsel for Buyer, addressed to Seller, dated the
Closing Date, in form and of substance reasonable satisfactory to counsel for Seller, stating that:
Buyer is a corporation duly organized and existing in good
standing under the laws of the State of North Carolina and is duly qualified to do business in the state of Florida;
Buyer has full corporate power and authority to make, execute, deliver, and perform this Agreement and all actions and other proceedings required to be taken by Buyer, its directors and shareholders, to authorize Buyer to enter into and to carry out this Agreement and the transactions contemplated hereby have been fully and properly taken, this Agreement and all documents
executed by Buyer and delivered as a part of the Closing have been validly executed as the act of Buyer by officers of Buyer duly authorized to execute this Agreement and such documents on behalf of Buyer, and this Agreement constitutes a valid
obligation by and upon Buyer in accordance with its terms.
The execution of this Agreement and the consummation hereof, do not conflict, or result in the breach of, or constitute a default under, the articles of incorporation or bylaws of Buyer,
SECTION 3
REPRESENTATIONS AND WARRANTIES
3.1	Representations and Warranties of Seller.
(a)	Organization and Authority.  Seller is a limited liability
company duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller is qualified to do business in the states of Florida and North Carolina. Seller has full power and authority to conduct the Business as it is now being conducted, to own and use the Acquired Assets, to execute and deliver each and all of the Seller's Closing Documents, and to perform all its obligations under each and all of the Seller's Closing Documents. The execution and delivery of this Agreement and each of Seller's Closing Documents by Seller have been duly authorized by all necessary action of Seller's managers and member.
(b)	No Conflict.  Neither the execution and delivery of this
Agreement, nor the consummation or performance of any obligation of Seller hereunder will, directly or indirectly, with or without notice or the lapse of time, (i) violate or conflict with Seller's articles of organization or operating agreement or any resolution of Seller's managers or members, (ii) violate or conflict with any law or regulation or the terms or conditions of any permit, certificate or other authorization to which Seller is subject or
(iii) require Seller to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice of filing with, any private non-governmental third party or any governmental authority except as set forth in Schedule 2.2(b) or 3.1(b).
(c)	Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of this Agreement and each other instrument to be executed and delivered at the Closing by Seller pursuant to this Agreement (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.
(d)	Condition of Acquired Assets.  SELLER MAKES NO WARRANTY
WHATSOEVER REGARDING THE CONDITION OF THE ACQUIRED ASSETS AND DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE ACQUIRED ASSETS, INCLUDING ANY INVENTORY THAT MAY BE INCLUDED IN THE ACQUIRED ASSETS.
(e)	No Commission.  No broker, finder or other Person is entitled to any brokerage fee, commission or finder's fee in connection with the transactions contemplated hereby by reason of any action taken by the Seller.
(f)	Inventory.  Schedule 3.1(f) sets forth the results of a physical count of Seller's Inventory as at March 31, 2003. Schedule 3.1(f) accurately reflects the quantity and book value of Seller's Inventory as of such date, determined in accordance with GAAP consistently applied in accordance with Seller's past practice. Schedule 1.1(a) accurately reflects the Acquired Inventory and the book value thereof as of the date of this Agreement, determined in accordance with GAAP consistently applied in accordance with Seller's past practice, and all items of Acquired Inventory shown on Schedule 1.1(a) exist and are located in Seller's facilities in Kinston, North Carolina and Miami, Florida or are at the premises of Persons repairing or improving such items of Acquired Inventory.
(g)	Assumed Contracts.  Seller is not currently in default of any material obligation of Seller under any of the Assumed Contracts nor, except for the failure to obtain consents that are not required to be delivered at Closing, does any condition exist that with the passage of time would constitute a default under any such contract. There currently exists no default of any material obligation of any other party under any of the Assumed Contracts. All of the Assumed Contracts are and remain in full force and effect, have not been modified, either orally or in writing, and no notice of termination has been given with respect to any such contract except as set forth in Schedule 3.1(g).
(h)	Ownership of Assets.  Seller owns, and shall at closing assign, transfer and convey to Buyer, legal and beneficial ownership of all of the Acquired Assets free and clear of all Encumbrances, except for such claims, if any, as may exist pursuant to North Carolina General Statutes SS25-6-101 to 25-6-111.
(i)	No Proceedings.  No suit, action or other proceeding is pending or, to the knowledge of the Seller, is threatened before any governmental authorities seeking to restrain Seller or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Seller or any of the Acquired Assets as a result of the consummation of this Agreement.
(j)	Absence of Certain Changes.  Since March 31, 2003 there has been no event or occurrence which would tend to have a substantial adverse effect upon the Business or properties of Seller other than Seller's determination and announcement that the Business is a discontinued operation and Seller's determination and announcement of its intention to sell the assets and operations of the Business. Except as provided in the preceding sentence, the Business has been operated in its normal course from March 31, 2003 through August 8, 2003, and all vendors to the Business have been paid in accordance with Seller's customary practice.
(k)	Trade Name and Logos.  Seller has not licensed or otherwise
authorized use of the name Mountain Aircraft Services or any derivative thereof to any other Person.
3.2	Representations and Warranties of Air T.
(a)	Organization and Authority.  Air T is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. Air T is qualified to do business in the state of North Carolina. Air T has full corporate power and authority to execute and deliver, and to perform all its obligations under, this Agreement. The execution and delivery of this Agreement by Air T have been duly authorized by all necessary action of Seller's directors and shareholders.
(b)	No Conflict.  Neither the execution and delivery of this
Agreement, nor the consummation or performance of any obligation of Air T hereunder will, directly or indirectly, with or without notice or the lapse of time, (i) violate or conflict with Air T's articles of incorporation or bylaws or any resolution of Air T's directors or shareholders, (ii) violate or conflict with any law or regulation or the terms or conditions of any permit, certificate or other authorization to which Air T is subject or (iii) require Air T to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice of filing with, any private non-governmental third party or any governmental authority.
(c)	Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of Air T, enforceable against it in accordance with its terms. Upon the execution and delivery by Air T of this Agreement, it will constitute the legal, valid and binding obligation of Air T, enforceable against it in accordance with its terms.
3.3	Representations and Warranties of Buyer.
(a)	Organization and Authority.  Buyer is a Corporation duly
organized, validly existing and in good standing under the laws of the State of North Carolina. Buyer is qualified to do business in the state of North Carolina Buyer has full power and authority to purchase and own the Acquired Assets, to execute and deliver each and all of the Buyer's Closing Documents, and to perform all its obligations under each and all of the Buyer's Closing
Documents.   The execution and delivery of this Agreement and each of Buyer's
Closing Documents by Buyer have been duly authorized by all necessary action of Buyer's board of directors.
(b)	No Conflicts.  Neither the execution and delivery of this
Agreement, nor the consummation or performance of any obligations of Buyer hereunder will, directly or indirectly, with or without notice or the lapse of time, (i) violate or conflict with Buyer's articles of incorporation or bylaws or any resolution of Buyer's board of directors, or (ii) violate or conflict with any law or regulation or the terms or conditions of any permit, certificate or other authorization to which Buyer is subject or (iii) require Buyer to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice of filing with, any private non-governmental third party or any governmental authority.
(c)	Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement and each other instrument to be executed and delivered at the Closing by Buyer pursuant to this Agreement (collectively, the "Buyer's Closing Documents"), each of Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.
(d)	Due Diligence.  Buyer acknowledges that Seller has provided Buyer access to Seller's personnel employed in the Business, the Inventory of the Business, the Facilities, the books and records of the Business and other parties to the Assumed Contracts to permit Buyer to engage in such due diligence as Buyer has deemed necessary to satisfy Buyer as to the nature and condition of the Business and the Acquired Assets.
(e)	No Commission.  No broker, finder or other Person is entitled to any brokerage fee, commission or finder's fee in connection with the transactions contemplated hereby by reason of any action taken by Buyer.
SECTION 4
COVENANTS
4.1	Interim Operation.  During the period from the date of this
Agreement to the Closing Date:
(a)	Seller shall not lease, license, surrender, relinquish, encumber
(other than existing Encumbrances that will be released upon Closing) or dispose of any of the Acquired Assets other than the sale of Inventory, consumption of supplies and disposition of obsolete or damaged assets in the ordinary course of the Business;
(b)	Seller shall honor and perform the Assumed Contracts;
(c)	Seller shall operate the Business in the normal course; and
(d)	Seller shall allow Buyer, for itself, its agents, accountants, attorneys or consultants, access during normal business hours to the Acquired Assets, the Facilities and all books and records (including information contained on computer systems) pertaining to the Business for the purpose of doing such due diligence with respect to the Business as it may desire, including taking, checking or verifying the existence and pricing of Acquired Inventory.
4.2	Employees.  With effect as of the Closing Date, Buyer shall offer employment to those employees of the Business identified on Schedule 4.2 ("Transferred Employees") on terms and conditions substantially equivalent to the terms and conditions of such Transferred Employees' employment with Seller. Seller shall pay to Buyer at Closing $_______________ on account of accrued, unpaid or unused vacation leave earned by Transferred Employees prior to the Closing Date, and Buyer shall accept responsibility for such unpaid or unused vacation leave. At Closing Seller shall pay to Buyer Nine Thousand, Seven Hundred Fifty-Eight and 88/100 Dollars ($9,758.88) on account of sick leave with respect to Transferred Employees, and Buyer shall provide accrued sick leave to Transferred Employees equal to the amount so paid. Buyer shall have discretion as to the allocation of such accrued sick leave among the Transferred Employees.
4.3	Collection of Receivables.  Buyer shall make Transferred
Employees reasonably available to Seller during normal business hours to provide information possessed by such employees regarding accounts receivable of Seller that are outstanding as of the Closing Date, including information regarding the transactions generating accounts receivable and past communications with the relevant customers. Buyer is authorized to receive payments on account of Seller's accounts receivable (subject to Buyer's obligation to pay all such amounts received over to Seller pursuant to this
Section 4.3), and Buyer shall use commercially reasonable efforts, consistent with Buyer's efforts and practices in respect of the collection of Buyer's accounts receivable, to collect Seller's accounts receivable existing at the time of Closing. On December 31, 2003 Buyer's obligation to provide such collection services shall cease (subject to a continuing obligation to provide written statements of payments received by Buyer as provided in this
Section 4.3), and Buyer shall return to Seller all documents possessed by Buyer relating to the billing, collection and receipt of Seller's accounts receivable. Nothing herein shall make Buyer liable in any manner for failure to collect any of Seller's accounts receivable, Buyer's sole obligation being to provide the same number, frequency and kind of billing communications as customarily made by Buyer in its operation of the Business. For so long as Buyer continues to provide collection services pursuant to this Section 4.3 or receive any payments of Seller's accounts receivable, Buyer shall give Seller a weekly written statement of payments received by Buyer in respect of Seller's accounts receivable and (only so long as Buyer is providing collection services) a detailed aging of such accounts receivable. Buyer shall at all times pay to Seller any such amounts received by Buyer in payment of any of Seller's accounts receivable within seven (7) calendar days of Buyer's receipt thereof. Buyer agrees to act in good faith with respect to Seller in communicating with Person's owing Seller any amount in respect Seller's accounts receivable and will not encourage any such Person to withhold, defer or dispute payment of any account receivable of Seller.
4.4	Non-Competition Agreement; Confidentiality.
(a)	For a period of five (5) years from the Closing Date, neither
Seller, Air T nor any Affiliate of Seller or Air T shall engage in the Business in the United States; provided, however:
(i)	nothing contained herein shall operate to restrict Seller
or any Affiliate of Seller from providing services requested by Federal
Express;
(ii)	nothing contained herein shall operate to restrict Seller
or any Affiliate of Seller from engaging in any business currently engaged in by Mountain Air Cargo, Inc., CSA Air, Inc. or Global Ground Support, LLC, so long as such business does not include the sale or brokering of aircraft parts (it being agreed that Seller or any
Affiliate of Seller may dispose of unneeded parts that Seller or any such Affiliate comes to possess as an incident to performing aircraft repair and maintenance services on behalf of customers);
(iii)	Nothing contained herein shall operate to restrict Seller
or any Affiliate of Seller from providing aircraft teardown services; provided, that, for such time as the non-competition covenant contained in this Section 4.4 is in effect, neither Seller nor any Affiliate of
Seller shall provide aircraft teardown services for The Boeing Company,
Volvo Aero Services, LP or any Affiliate of either of them for so long as Buyer (i) invites Seller, or such Affiliate of Seller as may have the appropriate capabilities, to bid on all aircraft teardown work
Buyer may be engaged to perform for or on behalf of The Boeing Company,
Volvo Aero Services, LP or any Affiliate of either of them,  (ii)
offers to Seller, or such Affiliate of Seller as may have the appropriate capabilities, a "last look" opportunity to bid on such teardown work after Buyer has received all bids from other Persons bidding to perform any such teardown work, and (iii) contracts with
Seller or such Affiliate of Seller as may have the appropriate capabilities to perform such teardown work if Seller or such
Affiliate's price to perform such teardown work (including in such assessment both the quoted hourly rate and the quoted number of hours, or such other measure(s) of price as may have been requested by Buyer in connection with such bid) is equal to or lower than that of any other qualified Person submitting a bid to perform such teardown work.
For purposes of this Agreement, "teardown" means the process or taking apart an aircraft for the purpose of removing, salvaging or scrapping the component parts of such aircraft.
(iv)	at any time after the expiration of the Consignment
Agreement (as it may be renewed, amended or replaced from time to time), or at any time after the Consignment Agreement shall have been properly terminated due to breach thereof by Buyer or Buyer's insolvency, this Agreement shall not restrict Seller from disposing of Retained Inventory, nor shall this Agreement restrict Seller from disposing of parts that have been returned by Buyer to Seller pursuant to the Consignment Agreement.
(v)	Nothing contained herein shall operate to prevent Seller or
any Affiliate of Seller from selling in bulk assets of Seller or any such Affiliate, or the assets of any particular location or operation of Seller or such Affiliate, in connection with a transaction by which
Seller or such Affiliate ceases conducting the business or operation, or conducting business at the location, connected with the assets being sold, including, without limitation, any sale of the repair station operated by Seller or any Affiliate of Seller in Kinston, North
Carolina.
(b)	Neither Seller nor any Affiliate of Seller shall, directly or indirectly, disclose to any other Person, or use for its own benefit, information with respect to the names of past or present customer's of the Business, the contents of any customer client or prospect list of the Business (in any form including magnetic media or electronic or digital storage) related to the Business or any methods of operation or procedure or any trade secrets with respect to the Business. For purposes of this subparagraph, pricing, sales, margins or any other information concerning operations or customers of the Business shall be considered trade secrets. The foregoing notwithstanding, the restrictions set forth in this Section 4.4(b) shall not apply with respect to (i) information that is publicly available, (ii) information obtained by Seller or any Affiliate of Seller in the operation of businesses other than the Business, (iii) information that Seller or any Affiliate of Seller obtains after the Closing Date from a Person other than Buyer (provided the Person disclosing such information is not under any duty of confidentiality to Buyer in respect of such information), or (iv) information that is required to be disclosed pursuant to a subpoena, discovery or investigative demand or judicial order, any law relating to the registration or sale of securities or the regulations of any securities exchange on which securities of Air T or any of its Affiliates may be listed (provided, that Seller shall notify Buyer in advance of any such required disclosure and shall reasonably cooperate in any effort of Buyer to seek an appropriate protective order).
(c)	In the event of violation of any provision of this Section 4.4,
Buyer may:
(i)	seek, apply for and receive a temporary restraining order
enjoining Seller from continuing violation of these provisions;
(ii)	seek and recover damages for Seller's violation of the
provisions of this paragraph;
(iii)	avail itself of both of the above remedies and all
available legal and equitable remedies, which remedies shall be cumulative and not mutually exclusive.
4.5	Transitional Services.
(a)	Use of Computer and Communications Systems.  For a period of six months following the Closing Date, Seller will permit Buyer to continue to use Seller's business computer network systems, including data transmission, e-mail access, internet access, and the "Quick-Quote" system, but excluding any use of Seller's financial systems or related software, solely for the conduct of the Business by Buyer in the manner and to the extent Seller used such systems in the conduct of the Business prior to the Closing. Buyer will reimburse Seller for the out-of-pocket expenses associated with Buyer's transitional use of such systems and the transitional use of telephone and other communication systems of Seller in accordance with the schedule of expenses set forth in Schedule 4.5(a).
(b)	Database.  Seller will permit Buyer to copy and use, non-
exclusively and solely for the conduct of the Business by Buyer, the "Quick Quote" customer database currently used by Seller in the conduct of the Business. Buyer shall have no right to use such database or any information contained therein for any purpose other than the conduct of the Business by Buyer. Buyer shall have the right to load all data in such database into such new software or system as Buyer may acquire for use in the Business. Buyer shall not disclose and shall cause its officers, directors, employees, agents, representatives and advisors of any type not to disclose to any Person any information regarding such database and not to use such database for any purpose other than the conduct of the Business by Buyer or the installation or copying of data incidental to the installation or use of Buyer's new system. Except for the use expressly authorized by this Section 4.5(b), Buyer shall obtain no rights whatsoever in or to such database, and Seller shall retain all rights in and to such database.
(c)	Facilities.  For a period of six months after Closing, Buyer shall be entitled to occupy and use, rent free, the offices currently used by Mike Marsh, Vanessa Potter, Art Westergard and the Business's accounting office (or equivalent offices designated by Seller). For a period of ninety
(90) days after Closing, Buyer shall be entitled to continue using the storage areas in which Acquired Part or Retained Parts are presently located in the Mountain Air Cargo hanger and shop building at the North Carolina Global Transpark, Kinston, NC. Occupancy of such facilities shall include use of telephones and other equipment or conveniences as are presently being used in the Business, such use and the handling of incoming phone calls, mail, and access to be as it is at present.
4.6	Change of Name.  Within forty-five (45) days after the Closing
Date, Seller shall amend its articles of organization to change its name to a name other than Mountain Aircraft Services. Seller shall not change its name to or use any name that is confusingly similar to Mountain Aircraft Services; provided, however, that Seller and its Affiliates shall retain all rights to use the name Mountain Air Cargo for any purpose, and Buyer acknowledges that no likelihood of confusion shall arise in respect of the Business as a result of Seller's or any of its Affiliates' use of the name Mountain Air Cargo, whether as a trade name, trademark or service mark.
4.7	Segregating Inventory.  At all times after the Closing Date, the parties shall jointly undertake and cooperate with each other to physically segregate and identify the Retained Inventory, and to conspicuously identify the Retained Inventory as the property of Seller. If any Retained Inventory is located on premises controlled by Buyer, Buyer shall ensure that Seller shall have access to the Retained Inventory at all reasonable times.
4.8	Subordination.  If, at a time when (i) any amount remains owed under the Promissory Note and (ii) Buyer is not in default of any obligation of Buyer under the Promissory Note or Security Agreements, Buyer enters into a loan agreement with any bank other than the Bank in connection with which the Bank releases or agrees to release all of its security interests, liens and other rights or claims in respect of Buyer's Inventory, then Seller shall agree to subordinate its security interest in Buyer's Inventory to the lien of such bank as becomes Buyer's primary lender, so long as (A) the principal amount of the indebtedness secured by such new indebtedness does not exceed the original amount of the indebtedness to which Sellers lien was subordinate at the time of the Closing and (B) the terms of such subordination are not materially less favorable to Seller than those contained in the Subordination Agreements.
4.9	Access to Business Records.  Buyer shall allow Seller to inspect and copy, during normal business hours, upon reasonable advance notice and without unreasonable disruption of Buyer's operations, all business records of Seller acquired by Buyer hereunder for purposes related to the preparation of financial statements and tax returns by Seller, the resolution of any claims or disputes to which such business records may be relevant, the identification and servicing of warranty obligations, and other reasonable business purposes.
4.10	Further Assurances.  In addition to the provisions of this
Agreement, from time to time after the Closing Date, Seller and Buyer shall use commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer, or assumption, and to take such other action, as may be reasonably requested to implement more effectively the conveyance and transfer of the Acquired Assets, the assignment and assumption of the Assumed Contracts, and the performance of the covenants set forth herein.
4.11	Part Certifications.
Seller agrees, with respect to all parts included in the Acquired
Assets which are currently marked with a Form 50017 serviceability tag executed or issued by Seller or an Affiliate of Seller, to make such additional inspections as may be required and issue with respect to such parts a current form 8130-3 (or such other FAA form as may be required in the place of form 8130-3) pursuant to the process set forth in this Section 4.11. During the thirty (30) day period immediately following Closing, Seller shall provide (at no charge to Buyer) the services of one employee of Seller (or an Affiliate of Seller) qualified to issue from 8130-3 on behalf of Seller or such Affiliate, and Buyer shall provide (at no charge to Seller) the services of one or more employees of Buyer (each of which individuals shall understand the legal and practical requirements for certifying aircraft parts under FAA form 8130-3) for the purpose of issuing a current certification pursuant to FAA form 8130-3 for items of Acquired Inventory that, as of Closing, possess a form MA 50017 serviceability tag. Such employees shall work full time (that is, eight (8) hours per day, five days per week) and shall use due diligence and their best efforts during such thirty (30) day period to issue a form 8130-3 for all parts that as of the Closing Date were marked with a Form 50017 serviceability tag issued by Seller or an Affiliate of Seller. Seller shall make no charge for issuing forms 8130-3 under this Section 4.11. Nothing in this Section 4.11 shall (i) require either Seller or Buyer to perform any repair or modification of a part in order to issue a form 8130-3 for such part, or (ii) inspect or issue a form 8130-3 for any part after the expiration of such thirty (30) day period. Air T guarantees Seller's performance of the covenants contained in this Section 4.11.
4.12	Payments to Trade Creditors.   At or prior to closing Seller
shall pay all accounts payable owned to vendors with respect to the Business, provided, however, Seller shall not be required to pay any such amount owed to the extent of any item on such any such account with respect to which a bona fide dispute exists nor shall Seller be required to pay any amount owing on any such account that is not greater than any offsetting payment owed by the creditor of such account to Seller or an Affiliate of Seller.
4.13	Bulk Transfer Procedures.  Seller and Buyer agree that they shall not observe the procedures regarding notice to creditors of Seller set forth in North Carolina General Statutes SS25-6-101 to 25-6-111 in respect of the sale and purchase of the Acquired Assets. Seller and Air T hereby indemnify and hold harmless Buyer from and against any and all claims, Encumbrances, suits and actions (including, without limitation, all costs of suit and reasonable attorneys' fees in connection therewith) of any creditors of Seller in respect of any of the Acquired Assets resulting from or arising out of any failure by any party to observe the procedures set forth in North Carolina General Statutes SS25-6-101 to 25-6-111.
4.14	Operation of the Business Since August 8, 2003.  The parties acknowledge that Schedule 1.1(a) was prepared as of August 8, 2003. If items of Acquired Inventory reflected on Schedule 1.1(a) have been sold during the period from August 8, 2003 to the Closing Date, Seller will receive the benefit of such sales but shall pay to Buyer an amount equal to the product of the book value of such items of Acquired Inventory and the Adjustment Ratio. Within fourteen (14) days after the Closing Date, Buyer and Seller will review the accounting records of the Business for the period of time from August 8, 2003 to the Closing Date and make such payment from Seller to Buyer as may be required by the preceding sentence.
SECTION 5
CONDITIONS TO CLOSING
5.1	Conditions Precedent to Obligations of Seller and Air T.  The
obligation of Seller and Air T to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by Seller):
(a)	Buyer shall have performed in all material respects its
obligations under this Agreement required to be performed by it at or prior to the Closing;
(b)	All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of that date;
(c)	As of the Closing Date, no litigation, proceeding, investigation or inquiry shall be pending or threatened seeking to enjoin or prevent the consummation of, or to obtain damages or other material relief by reason of, the transactions contemplated by this Agreement;
(d)	Buyer shall have paid all amounts, delivered all items and
satisfied all obligations required to be paid, delivered or satisfied by Buyer pursuant to Section 2.3.
5.2	Conditions Precedent to Obligation of Buyer.  The obligation of
Buyer to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in a writing executed by Buyer):
(a)	Each of Seller and Air T shall have performed in all material respects the obligations under this Agreement required to be performed by them at or prior to the Closing;
(b)	All of the representations and warranties of Seller and Air T contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of that date;
(c)	As of the Closing Date, no litigation, proceeding, investigation or inquiry shall be pending or threatened seeking to enjoin or prevent the consummation of, or to obtain damages or other material relief by reason of, the transactions contemplated by this Agreement;
(d)	Seller shall have delivered all items and satisfied all
obligations required to be delivered or satisfied by Seller pursuant to
Section 2.2.
SECTION 6
INDEMNIFICATION
6.1	By Buyer.	Buyer hereby agrees to indemnify and hold Seller,
Seller's Affiliates and their respective shareholders, directors, officers, employees, representatives, successors and assigns ("Seller Indemnitees") harmless from and against any and all losses, costs, claims, demands, assessments, judgments, liabilities, obligations, damages or expenses (including interest, penalties, and attorneys' and accountants' fees) suffered or incurred by Seller or any Seller Indemnitee (i) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement contained herein or in any certificate, document, agreement or instrument delivered by Buyer to Seller or any Seller Indemnitee in connection with this Agreement, or (ii) arising out of Buyer's operation of the Business on or after the Closing Date.
6.2	By Seller.  Seller hereby agrees to indemnify and hold Buyer,
Buyer's Affiliates and their respective shareholders, directors, officers, employees, representatives, successors and assigns ("Buyer Indemnitees") harmless from and against any and all losses, costs, claims, demands, assessments, judgments, liabilities, obligations, damages or expenses (including interest, penalties, and attorneys' and accountants' fees) suffered or incurred by Buyer or any Buyer Indemnitee (i) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement contained herein or in any certificate, document, agreement or instrument delivered by Seller to Buyer or any Buyer Indemnitee in connection with this Agreement, or (ii) arising out of Seller's operation of the Business prior to the Closing Date.
SECTION 7
GENERAL PROVISIONS
7.1	Notices.  All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three
(3) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party hereto as shall be specified by like notice):
If to the Buyer, to:	Mountain Aircraft Services Acquisition,
Inc.
2018 West Vernon Avenue
Kinston, North Carolina 28501
Attention: J. W. McConnell, Jr.
If to the Seller, to:	Mountain Aircraft Services, LLC
2340 John Mewborne Road
Kinston, North Carolina   28504
Attention:  President
7.2	Descriptive Headings; Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "including" shall be deemed to mean "including, without limitation," whether or not expressly stated herein. All references to sections, exhibits and schedules shall be references to such sections, exhibits and schedules of this Agreement.
7.3	Entire Agreement; Assignment.  This Agreement (including the
Schedules and Exhibits) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.
7.4	Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without giving effect to conflicts of law principles thereof of that would operate to apply the law of any other jurisdiction.
7.5	Jurisdiction; Service of Process.  If any lawsuit or other
proceeding relates to or arises from this Agreement, the parties agree such suit or proceeding shall be brought solely and exclusively in the state courts of the State of North Carolina. The parties hereby consent to jurisdiction in any of the courts specified in this Section 7.5 and waive any objection to venue in any such courts. Process in any action or proceeding referred to in this Section 7.5 may be served on any party anywhere in the world.
7.6	Expenses.  Except as otherwise provided herein, whether or not the actions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.
7.7	No Consequential Damages.  The parties hereby agree that in no event shall any party hereto be liable to the other party for any special, indirect or consequential damages, including but not limited to lost profits, lost revenues or failure to realize expected savings.
7.8	Amendment.  This Agreement may not be amended, except by an
instrument in writing signed on behalf of the parties hereto.
7.9	Counterparts; Effectiveness.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
7.10	Severability; Validity; Parties in Interest.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.
SECTION 8
DEFINITIONS
8.1	Defined Terms.  As used herein, the terms below shall have the following meanings:
"Acquired Assets" has the meaning given such term in Section 1.1.
"Acquired Inventory" means the Inventory identified as Acquired
Inventory in Schedule 1.1(a).
"Adjustment Ratio" means 1.8:2.9.
"Affiliate" means with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by, or is under common control with, such Person. For the purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.
"Air T" has the meaning given such term in the preamble to this Agreement
"Assignment and Assumption Agreement" has the meaning given such term in Section 1.2.
"Assumed Contracts" has the meaning given such term in Section 1.1(e).
"Bank" means Branch Banking and Trust Company.
"Bill of Sale" has the meaning given such term in Section 2.2(a).
"Buyer" has the meaning given such term in the preamble to this Agreement.
"Buyer's Closing Documents" has the meaning given such term in Section
3.3(c).
"Buyer Confidential Information" has the meaning given such term in
Section 4.4(b).
"Buyer Indemnitees" has the meaning given such term in Section 6.2.
"Cash Portion of the Price" has the meaning given such term in Section
1.3(b)(i).
"Closing" has the meaning given such term in Section 2.1.
"Closing Date" has the meaning given such term in Section 2.1.
"Consignment Agreement" has the meaning given such term in Section
2.2(c).
"Encumbrance" means any mortgage, security interest, pledge, lien, charge, claim, judgment, option, right, covenant, condition, easement, encroachment, restriction, or other third-party right or title defect of any nature.
"Equipment" has the meaning given such term in Section 1.1(b).
"Facilities" means the office, shop and warehousing space occupied and used by Seller primarily for the conduct of the Business in Kinston, North Carolina and Miami, Florida.
"GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants.
"Inventory" means aircraft parts and components of aircraft parts held for use or sale in connection with the Business, but excluding Customer-Owned Inventory. "Inventory" includes foam, wood and other supplies held by Seller for use in connection with its performance under the Volvo Agreement. "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof, or other legal entity.
"Promissory Note" has the meaning given such term in Section
1.3(b)(i).
"Purchase Price" has the meaning give such term in Section 1.3(a).
"Retained Inventory" means the Inventory identified as Retained
Inventory in Schedule 1.1(a) and Inventory not identified on Schedule 1.1(a) held by Seller's FAA approved repair shop in Kinston, North Carolina for use in connection with current or anticipated customer repair orders.
"Security Agreement" has the meaning given such term in Section
2.3(c).
"Seller" has the meaning given such term in the preamble to this Agreement.
"Seller Indemnitee" has the meaning given such term in Section 6.1.
"Seller's Closing Documents" has the meaning given such term in
Section 3.1(c).
"Subordination Agreements" means the subordination agreements between Seller and Branch Banking and Trust Company dated August 11, 2003.
"Tagged Parts" has the meaning given such term in Section 4.11.
"Target Inventory Value" means Two Million, Nine Hundred Thousand
Dollars ($2,900,000.00).
"Transferred Employees" has the meaning given such term in Section
4.2.
"Volvo Subcontract" has the meaning given such term in Section 2.2(d). [signatures on next page]




	IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.



MOUNTAIN AIRCRAFT SERVICES, LLC

By:	AIR T, INC., Member


By:	/s/ J. Hugh Bingham

J. Hugh Bingham, President


AIR T, INC. (solely for purposes of
Sections 3.2,  4.4(a), 4.11 and 4.13)


By:	/s/ J. Hugh Bingham

	J. Hugh Bingham, President



MOUNTAIN AIRCRAFT SERVICES
ACQUISITION, INC.



By:	/s/ Michael P. Marsh

Michael P. Marsh, President


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